    As filed with the Securities and Exchange Commission on August 2, 1996,
                                                       Registration No. _______

===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                           KAYE KOTTS ASSOCIATES INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      95-4248310
 (State or of incorporation                (I.R.S. Employer Identification No.)
     or organization)

                           KAYE KOTTS ASSOCIATES INC.
                            15490 VENTURA BOULEVARD
                         SHERMAN OAKS, CALIFORNIA 91403
               (Address of principal executive offices, zip code)

              Kaye Kotts Associates Inc. 1995 Stock Incentive Plan
             Kaye Kotts Associates Inc. Directors Stock Option Plan
                              (Full title of Plan)

                                   David Kaye
                            15490 Ventura Boulevard
                         Sherman Oaks, California 91403
                                 (818) 382-6300
    (Name, address and telephone number, including area code, for agent for service.)

                                  ------------

                                   Copies to:

                              Ronald Warner, Esq.
                       Thelen, Marrin, Johnson & Bridges
                             333 South Grand Avenue
                                   Suite 3400
                         Los Angeles, California 90071

                                  ------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                 PROPOSED            PROPOSED
TITLE OF                                         MAXIMUM             MAXIMUM
SECURITIES TO BE         AMOUNT TO BE            OFFERING PRICE      AGGREGATE             AMOUNT OF
REGISTERED               REGISTERED(2)           PER SHARE(3)        OFFERING PRICE(3)     REGISTRATION FEE(3)
- --------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per           716,000                 $4.00               $2,864,000            $987.59
share(1)
==============================================================================================================

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
         (1) Common Stock underlying stock options available for grant under the Kaye Kotts Associates Inc. 1995 Stock Incentive Plan and the Kaye Kotts Associates Inc. Directors Stock Option Plan (the "Options").

         (2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act"), an additional indeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Options, if any.

         (3) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the NASDAQ Small Cap on July 30, 1996 in accordance with Rules 457(c) and 457(h) promulgated under the Act.


PART I  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Information required by Part I (Item 1) is omitted in accordance with the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The written statement required by Part I (Item 2) is included in documents sent or given to participants in Kaye Kotts Associates Inc. 1995 Stock Incentive Plan and Kaye Kotts Associates Inc. Directors Stock Incentive Plan pursuant to Rule 428(b)(1).


PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated into this Registration Statement by reference:

         (a) Registrant's Prospectus, dated February 22, 1996, included as part of Registrant's Registration Statement on Form SB-2 (Registration No. 33-97470) and filed pursuant to Rule 424(b) of the Act on February 26, 1996.

         (b) Registrant's Special Financial Report for the year ended December 31, 1995, dated May 13, 1996, filed pursuant to Rule 15d-2 of the Act.

         (c) Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 1996.

         (d) Registrant hereby incorporates by reference the information under the caption "Item 1 Description of Registrant's Securities to be Registered" contained in Registrant's Form 8-A, dated

April 11, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on April 17, 1996.

         (e) All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4:  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware Corporation Law and the Company's Certificate of Incorporation authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him in connection with any action, suit or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in the performance of his duties. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of his duties may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8:  EXHIBITS

         The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

         EXHIBIT NO.        DOCUMENT

         4.1 Certificate of Incorporation of Registrant, as amended (1)

         4.2                By-Laws of Registrant (1)

         4.3                Kaye Kotts Associates Inc. 1995 Stock
                            Incentive Plan, as amended (2)

         4.4 Kaye Kotts Associates Inc. Director's Stock Option Plan, as amended (2)

         4.5                Specimen Certificate for Shares of Common
                            Stock (1)

         5                  Opinion of Thelen, Marrin, Johnson & Bridges (2)

        23                  Consent of Thelen, Marrin, Johnson & Bridges
                            (included in Exhibit 5)(2)

        24 Power of Attorney (included on signatures page of this registration statement)

___________________

         (1) Incorporated by reference to Exhibits 3.1, 3.2 and 4.4 respectively, to Registrant's Registration Statement on From SB-2 (Reg No. 33-97470).

         (2)     Filed herewith

ITEM 9:  UNDERTAKINGS

         The Registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (a) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to any Certificate provision, by-law provision statute, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling procedure, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sherman Oaks, State of California, on July 31, 1996.

                                 KAYE KOTTS ASSOCIATES, INC.


                                 By       /s/ David Kaye
                                   ------------------------------------------
                                    David Kaye, Chief Executive Officer


                               POWER OF ATTORNEY

                 Each person whose signature appears below appoint David Kaye his or her agent and attorney-in-fact, with full power of substitution to execute for him or her and in his or her name, in any and all capacities, all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to which this Power Of Attorney is attached.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                          Title                                Date
- ---------                                          -----                                ----
                                                   Chairman of the Board of
                                                   Directors, Chief Executive
/s/ David Kaye                               .     Officer, President, Treasurer        July 31, 1996
- ----------------------------------------------
David Kaye

                                                   Vice President - Sales
_______________________________                    Director                             July __, 1996
Michael M. Kesner

                                                   Secretary
/s/ Susan E. Phillips                       .      Director                             July 31, 1996
- ---------------------------------------------
Susan E. Phillips


_______________________________                    Director                             July __, 1996
Robert M. Rubin


/s/ Lawrence Cohen                         .       Director                             July 31, 1996
- --------------------------------------------
Lawrence Cohen


/s/ Arnold Levitt                          .       Chief Financial Officer              July 31, 1996
- --------------------------------------------
Arnold Levitt

Exhibit                                                                 Page
- -------                                                                 ----
4.3              Kaye Kotts Associates Inc. 1995 Stock Incentive
                 Plan, as amended

4.4              Kaye Kotts Associates Inc. Director's Stock Option
                 Plan, as amended

5                Opinion of Thelen, Marrin, Johnson & Bridges